UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

NEW LEAF BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9380 E. Bahia Drive, Suite A201, Scottsdale, Arizona 85260

(Address of principal executive offices)(Zip Code)

(480) 951-3956

(Registrants telephone number, including area code)

N/A

(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Item 3.02

Unregistered Sales of Equity Securities.

On February 22, 2010, we closed a private placement of common stock and warrants with certain accredited investors.  Pursuant to the private placement, we agreed to issue and sell to the investors, and the investors agreed to purchase, an aggregate of 1,988,889 shares of our common stock, par value $0.001 per share plus warrants to purchase 1,057,727 shares of our common stock at an exercise price of $0.55 per share, subject to adjustment.  Gross proceeds from the private placement were approximately $895,000. We intend to use the proceeds from the private placement for working capital, repayment of debt and general corporate purposes.

With respect to the issuance of our securities as described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities and the securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was restricted by us.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our annual report on Form 10-K and in other documents that we file from time to time with the SEC.

In addition, such statements could be affected by risks and uncertainties related to our financial condition, factors that affect our industry, market and customer acceptance, competition, government regulations and requirements, general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The preceding summary of the terms of the warrants is qualified in its entirety by reference to the full text of the warrants, that is filed as Exhibit 3.1, and the preceding summary of the terms of the Securities Purchase Agreement is qualified entirely by reference to the full text of the Securities Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

Exhibits

3.1	Form of Warrant to purchase the common stock of New Leaf Brands, Inc.
10.1	Securities Purchase Agreement between New Leaf Brands, Inc. and certain accredited investors, dated December 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2010	By:	/s/ Eric Skae
	Print:	Name: Eric Skae Title: President and Chief Executive Officer